Exhibit 99.1

Press Release
Quanex Building Products Completes its Acquisition of Edgetech I.G.
Houston, Texas, April 1, 2011 — Quanex Building Products Corporation “Quanex” (NYSE:NX) today announced it completed the acquisition of Edgetech. Quanex reported it paid $107.0 million in an all cash transaction and the acquisition is expected to be accretive in year one.
Headquartered in Cambridge, Ohio, Edgetech has three manufacturing facilities (US/UK/Germany) that produce a full line of warm-edge, dual seal insulating glass spacer systems for window and door customers in North America and abroad. Edgetech’s products separate and seal double and triple pane glass within a window and further act as a thermal barrier that enhances the window’s energy efficiency.
“I am pleased to announce our completed acquisition of Edgetech, a leading manufacturer of warm-edge insulating glass spacer systems for US and internationally based window and door customers,” said David Petratis, chairman and chief executive officer of Quanex. “Acquiring Edgetech not only strengthens our company and enhances our team, it complements our on-going efforts to provide our customers with the broadest range of high quality components, products, systems and services the fenestration industry has to offer. Acquiring Edgetech will allow us to better serve our growing base of large and regional customers and will further accelerate our international growth. Together, we will develop the next generation of energy efficient spacer systems.”
“Our two companies have been working diligently since January to ensure a smooth integration of Edgetech into our Engineered Products segment. Integration is on-track and progressing well, which will ensure a seamless experience for our combined customer base. Quanex and its family of businesses remain committed to driving outstanding customer service in the fenestration industry,” said Petratis
“Excluding parent overhead allocation, Edgetech reported unaudited 2010 sales of $76 million, EBITDA of $12.2 million and operating income of $10.4 million. These amounts exclude expected synergies currently estimated at a high level to be $2 million to $3 million, and without giving effect to the acquisition. Edgetech represents the type of acquisition we want to make as we seek to profitably grow Quanex while providing a compelling value proposition to our customers. We have a team working on synergy opportunities that will position Quanex and its brands as the leading fenestration component supplier in the industry by providing its customers with the highest quality products available, produced in the most efficient way possible,” Petratis concluded.
Quanex is an industry-leading manufacturer of engineered components, products and systems serving North America and international window and door OEMs. Our strategy is to profitably grow sales through a combination of organic growth initiatives (new products and programs) and fenestration related acquisitions that provide our customers with a compelling value proposition. For further information, visit us at www.quanex.com.
Statements that use the words “expect,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the company’s future performance, please refer to the company’s most recent 10-K filing on December 20, 2010, under the Securities Exchange Act of 1934, in particular the section titled, “Private Securities Litigation Reform Act” contained therein. The forward-looking statements are intended to express the company’s expectations as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Financial Contact: Jeff Galow, 713-877-5327, Media Contact: Valerie Calvert, 713-877-5305

www.quanex.com